FILE NO. 33-

   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 1995
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                            TYCO INTERNATIONAL LTD.
             (Exact Name of Registrant as Specified in Its Charter)

                MASSACHUSETTS                                     04-2297459
       (State or other Jurisdiction of                         (I.R.S.Employer
        Incorporation or Organization)                       Identification No.)


                   ONE TYCO PARK, EXETER, NEW HAMPSHIRE 03833
                    (Address of Principal Executive Offices)

                                 (603) 778-9700
                        (Registrant's Telephone Number)
                            TYCO INTERNATIONAL LTD.
                       1984 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                              -------------------

                                 MARK H. SWARTZ
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            TYCO INTERNATIONAL LTD.
                                 ONE TYCO PARK
                          EXETER, NEW HAMPSHIRE 03833
                    (Name and Address of Agent for Service)

                                 (603) 778-9700
         (Telephone Number, Including Area Code, of Agent for Service)

                              -------------------

                        CALCULATION OF REGISTRATION FEE

                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF SECURITIES                        OFFERING PRICE          AGGREGATE          AMOUNT OF
         TO             AMOUNT TO BE             PER               OFFERING         REGISTRATION
   BE REGISTERED        REGISTERED(1)           SHARE                PRICE               FEE
Common Stock, $0.50
par value...........       500,000            $50.00(2)           $25,000,000          $ 8,621


(1) Plus such additional number of shares as may be required pursuant to the restricted stock ownership plan in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation or other similar event.

(2) This estimate is made pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the aggregate offering price and the registration fee and is based upon the average of the high and low prices for Common Stock as reported on the New York Stock Exchange on February 22, 1995.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    Tyco International Ltd. (the "Company") hereby incorporates by reference the documents listed in (a) through (g) below, which have previously been filed with the Securities and Exchange Commission.

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994;

    (b) The description of the shares of Common Stock of the Company which is contained in a Registration Statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description;

    (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1994, and December 31, 1994; The Company's Quarterly Report on Form 10-Q/A for the quarter ended December 31, 1994;

    (d) The Company's Current Report on Form 8-K, dated July 26, 1994;

    (e) The Company's Current Report on Form 8-K, dated August 17, 1994, and the Company's Current Report on Form 8-K/A, dated September 19, 1994;

    (f) The Company's Current Report on Form 8-K, dated October 28, 1994, and the Company's Current Reports on Form 8-K/A, dated November 1, 1994, November 2, 1994 and November 3, 1994; and

    (g) The Company's Current Report on Form 8-K, dated January 10, 1995.

    In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Restated Articles of Organization of the Company provide that the Company shall indemnify certain persons, including directors and officers, against liabilities, amounts paid in settlement and professional fees and other disbursements incurred by each such person in connection with any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency in which he is involved as a result of his serving or having served in such position or, at the request of the Company, in certain positions of any other corporation in which the Company owns shares or of which it is a creditor. No indemnification shall be provided to an individual with respect to a matter as to which it shall have been adjudicated that he did not act in good faith in the reasonable belief that his action was in the best interests of the Company. In the event that any action, suit or proceeding is compromised or settled so as to impose any liabilities or obligation upon a person eligible for indemnification by the Company, no indemnification shall be provided to him with respect to such matter if the Company has obtained an opinion of its counsel that with respect to said matter he did not act in good faith in the reasonable belief that his action was in the best interests of the Company. The Restated Articles of Organization of the Company further provide that nothing in them shall limit any lawful rights to indemnification existing independently of them.

    Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts provides that a corporation may indemnify any director or officer (among others) except as to any matter as to which he is adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. Section 67 further provides that a corporation has the power to purchase and maintain insurance policies on behalf of any such officer or director against liability incurred by him in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify such officer or director against such liability.

    The Company maintains $35,000,000 of insurance to reimburse its directors and officers for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of the Company or any Subsidiary thereof. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by the Company pursuant to Section 16(b) of the Exchange Act and deliberate dishonesty.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

ITEM 8. EXHIBITS.

    (a) The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

     EXHIBIT
     -------
        3.1    --Restated Articles of Organization, as amended [incorporated by reference to
                 Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1987].
        3.2    --Articles of Amendment dated November 9, 1993, effective November 10, 1993
                 [incorporated by reference to Exhibit 3 to the Company's Current Report on
                 Form 8-K filed on November 12, 1993].
        3.3    --By-laws [incorporated by reference to Exhibit 3 to the Company's Current
                 Report on Form 8-K filed on August 17, 1990].
       10.1    --Tyco International Ltd. 1984 Employee Stock Purchase Plan.
     23.1(a)   --Consent of Coopers & Lybrand L.L.P.
     23.1(b)   --Consent of Price Waterhouse LLP.
       24      --Powers of Attorney (included in Part II of this Registration Statement).

ITEM 9. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Exeter, State of New Hampshire, on the 28th day of February, 1995.

                                TYCO INTERNATIONAL LTD.

                                By:          /s/ MARK H. SWARTZ
                                    ..................................
                                             Mark H. Swartz
                                    Vice President--Chief Financial Officer
                                  (Principal Financial and Accounting Officer)

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints L. Dennis Kozlowski and Mark H. Swartz, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and all pre-effective and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON FEBRUARY 28, 1995 IN THE CAPACITIES INDICATED BELOW.

       /s/ L. DENNIS KOZLOWSKI               Chairman of the Board, Chief Executive Officer
...........................................    and Director (Principal Executive Officer)
            L. Dennis Kozlowski

        /s/ JOSHUA M. BERMAN                 Director
...........................................
             Joshua M. Berman

       /s/ RICHARD S. BODMAN                 Director
...........................................
             Richard S. Bodman

        /s/ ALBERTO CRIBIORE                 Director
...........................................
             Alberto Cribiore

           /s/ JOHN F. FORT                  Director
...........................................
               John F. Fort

         /s/ STEPHEN W. FOSS                 Director
...........................................
              Stephen W. Foss

        /s/ PHILIP M. HAMPTON                Director
...........................................
             Philip M. Hampton

      /s/ RICHARD A. GILLELAND               Senior Vice President and Director
...........................................
           Richard A. Gilleland

           /s/ PAUL S. LEVY                  Director
...........................................
               Paul S. Levy

         /s/ MARK H. SWARTZ                  Vice President-Chief Financial Officer
...........................................
              Mark H. Swartz

       /s/ FRANK E. WALSH, JR.               Director
...........................................
            Frank E. Walsh, Jr.

                                 EXHIBIT INDEX

   EXHIBIT
     NO.                                       DESCRIPTION
   -------   -------------------------------------------------------------------------------
      3.1    --Restated Articles of Organization, as amended [incorporated by reference to
               Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1987]
      3.2    --Articles of Amendment dated November 9, 1993, effective November 10, 1993
               [incorporated by reference to Exhibit 3 to the Company's Current Report on
               Form 8-K filed on November 12, 1993]
      3.3    --By-laws [incorporated by reference to Exhibit 3 to the Company's Current
               Report on Form 8-K filed on August 17, 1990]
     10.1    --Tyco International Ltd. 1984 Employee Stock Purchase Plan
     23.1(a) --Consent of Coopers & Lybrand L.L.P.
     23.1(b) --Consent of Price Waterhouse LLP
     24      --Powers of Attorney (included in Part II of this Registration Statement)